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                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements (Form S-3, No. 33-42988, No. 33-43809, No. 33-76226, No. 33-85018, and No.
333-00097) of USA Waste Services, Inc. and the related Prospectuses, and in the Registration Statements (Form S-4, No. 33-60103, No. 33-63981, and No. 333-02181) of USA Waste Services, Inc., and the related Prospectuses, and in the Registration Statements (Form S-8, No. 33-43619, No. 33-72436, No. 33-84990, No. 33- 84988, No. 33-5907, and No. 33-61623) of USA Waste Services,
Inc., and the related Prospectuses of our report, dated August 25, 1995 (except
Note 8, as to which the date is September 12, 1995), with respect to the consolidated financial statements of Western Waste Industries for the year ended June 30, 1995, incorporated by reference in this Current Report on Form 8-K/A, dated May 28, 1996.

                                                       ERNST & YOUNG LLP


Long Beach, California
May 28, 1996